EXHIBIT 99.1
PRESS RELEASE

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND
FULL YEAR 2010

**************************Fourth Quarter and 2010 Highlights******************************
Operating Portfolio Occupancy Rate Increases Year-Over-Year Four Hundred Basis Points to 86%
FFO-Core Year-Over-Year- Increased 17.6%; Net Income for 2010 was $1.6 million
Company Acquires Two Community Centers Below Replacement Cost
Acquisition Pipeline Remains in Excess of $300 Million

Houston, Texas, February 28, 2011 -Whitestone REIT (NYSE-Amex: WSR - "Whitestone"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for fourth quarter and full year ended December 31, 2010.

“Our Community Centered Property, small space business model continues to deliver, strong upwardly trending operating results,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “Occupancy is increasing, revenues are growing, and the rent premium we receive on spaces that are less than 3,000 square feet continues to increase. Our focus on service-oriented tenants in multi-cultural communities distinguishes us in our industry. Our pipeline of acquisitions is expanding as we seek to replicate value-add deals similar to our two recent off-market acquisitions, which we acquired below replacement cost in the fall of 2010. Our 2011 growth initiatives, in addition to our focus on acquisitions that expand our geographic footprint, include adding tenants to create thriving business Communities within each of our centers and redevelopment projects that enhance the value of our core assets.”

Highlights: Fourth Quarter 2010 Compared to Fourth Quarter 2009*:
*2010 and 2009 results, except Funds From Operations (“FFO”)-Core, include in income a portion of an insurance settlement for damages to the Company's Houston communities from Hurricane Ike, which was $0.6 million, or $0.08 per diluted common share and operating partnership ("OP") unit, in 2010, and $1.2 million, or $0.24 per diluted common share and OP unit, in 2009.

•
FFO-Core increased 17.6%, or approximately $0.3 million, to $2.0 million versus $1.7 million for the same period in 2009. FFO-Core per diluted common share and OP unit was $0.28, as compared to $0.33 per diluted common share and OP unit, for the same period in 2009. FFO-Core per diluted common share and OP unit was impacted in 2010 by the issuance of 2.2 million shares in August 2010 in connection with the Company's initial public offering ("IPO"), and by the subsequent use of IPO proceeds for acquisitions. FFO-Core excludes the insurance settlement referenced above. Acquisition costs of approximately $35,000 and $15,000 were also excluded from FFO-Core in 2010 and 2009, respectively.

•
FFO was $2.6 million, or $0.35 per diluted common share and OP unit, as compared to $2.9 million or $0.57 per diluted common share and OP unit for the same period in 2009. This includes the income recognized from the insurance settlement referenced above.

•
Property net operating income (“NOI”) increased 4.3% to $4.9 million versus $4.7 million for the same period in 2009. The income recognized from the insurance settlement is not included in property NOI.

•
Net income attributable to Whitestone REIT was $0.5 million, or $0.10 per diluted common share, compared to $0.7 million or $0.21 per diluted common share for the same period in 2009.  This includes the income from the insurance settlement referenced above.

•
The Company declared a quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in January, February and March 2011. The dividend rate has remained the same since the dividend paid on July 8, 2010. The Company has consistently declared dividends for 18 consecutive quarters since Whitestone became internally managed in October 2006. (Subsequent to the fourth quarter, the Company declared a quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in April, May and June 2011.

Highlights: Fiscal Year 2010
Whitestone completed its IPO in August 2010, in which it sold 2.2 million Class B common shares for $12.00 per share. Net proceeds from the offering were approximately $23.0 million, which the Company is utilizing primarily to acquire value-add Community Centered PropertiesTM in its target markets.

FFO-Core per diluted common share and OP unit increased by 2.3% to $1.35 per diluted common share and OP unit in 2010. This compares to $1.32 per diluted common share and OP unit in the same period in 2009. FFO-Core excludes the insurance settlement referenced above which was $0.6 million, or $0.10 per diluted common share and OP unit in 2010, and $1.9 million, or $0.38 per diluted common share and OP unit, in 2009. Acquisition costs of approximately $46,000 and $75,000 were also excluded from FFO-Core in 2010 and 2009, respectively.

Whitestone's FFO was $8.4 million, or $1.44 per diluted common share and OP unit, for 2010 as compared to $8.6 million, or $1.68 per diluted common share and OP unit, for the same period in 2009.  The Company's 2010 per share results were impacted by the additional shares issued at the time of the IPO and by the subsequent use of its proceeds for new acquisitions. The income from the insurance settlement referenced above was $0.6 million, or $0.10 per diluted common share and OP unit in 2010, and $1.9 million, or $0.38 per diluted common share and OP unit, in 2009. Acquisition costs of approximately $46,000 and $75,000 were also excluded from FFO in 2010 and 2009, respectively.

Leasing Highlights: Fourth Quarter and Fiscal Year 2010
The Company's Operating Portfolio Occupancy Rate at December 31, 2010 increased 400 basis points to 86% as compared to 82% as of December 31, 2009. The Company defines Operating Portfolio Occupancy Rate as physical occupancy on all properties excluding new acquisitions and properties which are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under re-development, undergoing significant re-tenanting and recent acquisitions, was 84% as of December 31, 2010.

As previously communicated, the Company signed 181,000 square feet in new and renewal leases during the quarter ended December 31, 2010, primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which allows for premium rents.

The Company experienced robust leasing activity in 2010 as represented by:

•	a 41% increase in total lease value of new and renewal leases signed: $31.9 million in 2010 versus $22.7 million in 2009;

•	an 18% increase in the number of new and renewal leases signed: 298 in 2010 versus 252 in 2009; and

•	a 12% growth in the square footage of new and renewal leases signed: 716,000 for 2010 versus 639,000 in 2009.
Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 38 Community Centered PropertiesTM with approximately 3.2 million square feet of leasable space located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants who provide services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet), and as of December 31, 2010, provide a 57% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 792 tenants.  No single tenant accounted for more than 2% of the Company's annualized revenue as of December 31, 2010.

Balance Sheet
Whitestone maintains liquidity and financial flexibility in cash balances and unmortgaged properties. The Company had 15 unencumbered properties as of December 31, 2010, with an undepreciated costs basis of $55 million. Whitestone's total undepreciated value of real estate assets and indebtedness were $205 million and $101 million, respectively, as of December 31, 2010.

The Company has no real estate debt maturing prior to 2013, and as of December 31, 2010, 75% of the Company's total indebtedness was fixed-rate debt. The blended interest rate for our fixed and variable rate debt was 5.6% as of December 31, 2010. For the fourth quarter of 2010, the Company's interest coverage ratio (EBITDA/Interest Expense) was 2.5:1.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Listen via Webcast
Interested parties can listen to the earnings conference call which will be held today after the market closes, at 5:00 p.m. (Eastern Time) with management live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 407-9039 for domestic participants or 1-(201) 689-8470 for international participants and entering the passcode 366099. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 14, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 366099. The replay of the call will be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter 2010 earnings release and supplemental financial package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT
Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Community Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diverse tenant base concentrated on service offerings including medical, education and casual dining. The largest of its 792 tenants comprises less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
( in thousands, except share data)

	December 31,
	2010	2009
ASSETS
Real estate assets, at cost:
Property	$204,954	$192,832
Accumulated depreciation	(39,556)	(34,434)
Total real estate assets	165,398	158,398
Cash and cash equivalents	17,591	6,275
Escrows and acquisition deposits	4,385	8,155
Accrued rent and accounts receivable, net of allowance for doubtful accounts	4,726	4,514
Unamortized lease commissions and loan costs	3,598	3,973
Prepaid expenses and other assets	747	685
Total assets	$196,445	$182,000
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$100,941	$101,782
Accounts payable and accrued expenses	7,292	9,954
Tenants' security deposits	1,796	1,630
Dividends and distributions payable	2,133	1,775
Total liabilities	112,162	115,141
Commitments and Contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and
outstanding at December 31, 2010 and December 31, 2009, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 3,471,187 and 3,445,769 issued and outstanding as of December 31, 2010 and December 31, 2009,
respectively	3	10
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized;
2,200,000 and 0 issued and outstanding as of December 31, 2010 and December 31, 2009,
respectively	2	—
Additional paid-in capital	93,357	69,952
Accumulated deficit	(30,654)	(26,372)
Total Whitestone REIT shareholders' equity	62,708	43,590
Noncontrolling interest in subsidiary	21,575	23,269
Total equity	84,283	66,859
Total liabilities and equity	$196,445	$182,000

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2010	2009	2008

Property revenues
Rental revenues	$25,901	$26,449	$24,999
Other revenues	5,632	6,236	6,202
Total property revenues	31,533	32,685	31,201

Property expenses
Property operation and maintenance	8,358	8,519	8,862
Real estate taxes	3,925	4,472	3,973
Total property expenses	12,283	12,991	12,835

Other expenses (income)
General and administrative	4,992	6,072	6,708
Depreciation & amortization	7,225	6,958	6,859
Involuntary conversion	(558)	(1,542)	358
Interest expense	5,620	5,749	5,857
Interest income	(28)	(36)	(182)
Total other expense	17,251	17,201	19,600

Income (loss) from continuing operations before loss on disposal of assets
and income taxes	1,999	2,493	(1,234)

Provision for income taxes	(264)	(222)	(219)
Loss on sale or disposal of assets	(160)	(196)	(223)
Income (loss) from continuing operations	1,575	2,075	(1,676)

Loss from discontinued operations	—	—	(188)
Gain on sale of properties from discontinued operations	—	—	3,619
Net income	1,575	2,075	1,755

Less: Net income attributable to noncontrolling interests	470	733	621

Net income attributable to Whitestone REIT	$1,105	$1,342	$1,134

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Year Ended December 31,
	2010	2009	2008

Earnings per share - basic
Income (loss) from continuing operations attributable to Whitestone REIT
excluding amounts attributable to unvested restricted shares	$0.27	$0.41	$(0.32)
Income from discontinued operations attributable to Whitestone REIT	—	—	0.67
Net income attributable to common shareholders excluding amounts
attributable to unvested restricted shares	$0.27	$0.41	$0.35

Earnings per share - diluted
Income (loss) from continuing operations attributable to Whitestone REIT
excluding amounts attributable to unvested restricted shares	$0.27	$0.40	$(0.32)
Income from discontinued operations attributable to Whitestone REIT	—	—	0.67
Net income attributable to common shareholders excluding amounts attributable
to unvested restricted shares	$0.27	$0.40	$0.35

Weighted average number of common shares outstanding:
Basic	4,012	3,236	3,277
Diluted	4,041	3,302	3,277

Dividends declared per Class A common share	$1.19	$1.35	$1.59
Dividends declared per Class B common share (1)	0.57	—	—

Condensed Consolidated Statements of Comprehensive Income

Net income	$1,575	$2,075	$1,755
Other comprehensive gain
Unrealized gain on cash flow hedging activities	—	—	368
Comprehensive income	1,575	2,075	2,123

Less: Comprehensive income attributable to noncontrolling interests	470	733	759

Comprehensive income attributable to Whitestone REIT	$1,105	$1,342	$1,364

(1)     Dividend rate is the same as Class A, but represents a partial year for Class B common shares issued August 26, 2010.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Property revenues
Rental revenues	$6,601	$6,422	$25,901	$26,449
Other revenues	1,458	1,532	5,632	6,236
Total property revenues	8,059	7,954	31,533	32,685

Property expenses
Property operation and maintenance	2,285	1,977	8,358	8,519
Real estate taxes	923	1,245	3,925	4,472
Total property expenses	3,208	3,222	12,283	12,991

Other expenses (income)
General and administrative	1,257	1,469	4,992	6,072
Depreciation & amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Total other expense	4,002	3,433	17,251	17,201

Income from continuing operations before loss on disposal
of assets and income taxes	849	1,299	1,999	2,493

Provision for income taxes	(51)	(56)	(264)	(222)
Loss on sale or disposal of assets	(47)	(138)	(160)	(196)
Net income	751	1,105	1,575	2,075

Less: Net income attributable to noncontrolling interests	206	390	470	733

Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Earnings per share - basic
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares (1)	$0.10	$0.22	$0.27	$0.41

Earnings per share - diluted
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares (1)	$0.10	$0.21	$0.27	$0.40

Weighted average number of common shares outstanding:
Basic	5,479	3,236	4,012	3,236
Diluted	5,499	3,301	4,041	3,302

Dividends declared per Class A common share	$0.2850	$0.3375	$1.1900	$1.3500
Dividends declared per Class B common share (2)	0.2850	—	0.5700	—

(1)    The sum of individual quarterly basic and diluted earnings per share amounts may not agree with the year-to-date basic and diluted earning per share amounts as the result of each period's computation being based on the weighted average number of common shares outstanding during that period.

(2)     Dividend rate is the same as Class A, but represents a partial year for Class B common shares issued August 26, 2010.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
Depreciation and amortization of real estate assets	1,767	1,659	6,697	6,347
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
FFO	$2,565	$2,902	$8,432	$8,618

Acquisition costs	$35	$15	$46	$75
Gain on insurance claim settlement (1)	(558)	(1,243)	(558)	(1,934)
FFO-Core	$2,042	$1,674	$7,920	$6,759

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,565	$2,902	$8,432	$8,618
Dividends paid on unvested restricted Class A common shares	(6)	(7)	(27)	(27)
FFO excluding amounts attributable to unvested restricted
Class A common shares	2,559	2,895	8,405	8,591
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	2,036	1,667	7,893	6,732

Denominator:
Weighted average number of total common shares - basic	5,479	3,236	4,012	3,236
Weighted average number of total noncontrolling
OP units - basic	1,815	1,815	1,815	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	7,294	5,051	5,827	5,051

Effect of dilutive securities:
Unvested restricted shares	20	66	29	66
Weighted average number of total common shares and
noncontrolling OP units - dilutive	7,314	5,117	5,856	5,117

FFO per share and unit - basic	$0.35	$0.57	$1.44	$1.70
FFO per share and unit - diluted	$0.35	$0.57	$1.44	$1.68

FFO-Core per share and unit - basic	$0.28	$0.33	$1.35	$1.33
FFO-Core per share and unit - diluted	$0.28	$0.33	$1.35	$1.32

(1)    $392 included in rental revenues for the twelve months ended December 31, 2009.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
General and administrative expenses	1,257	1,469	4,992	6,072
Depreciation and amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Provision for income taxes	51	56	264	222
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
NOI	$4,851	$4,732	$19,250	$19,694

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
Depreciation and amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Provision for income taxes	51	56	264	222
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
EBITDA	$3,594	$3,263	$14,258	$13,622

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010
Net income attributable to Whitestone REIT	$545	$177	$166	$217
Depreciation and amortization	1,902	1,830	1,759	1,734
Involuntary conversion	(558)	—	—	—
Interest expense	1,410	1,401	1,402	1,407
Interest income	(9)	(7)	(5)	(7)
Provision for income taxes	51	57	102	54
Loss on disposal of assets	47	72	8	33
Net income attributable to noncontrolling interests	206	57	89	118
EBITDA	$3,594	$3,587	$3,521	$3,556

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities; the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core and NOI. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income.

The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.
EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to Whitestone REIT. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.
CONTACT:     Whitestone REIT
        Anne Gregory, Vice President Marketing &
        Investor Relations
        713.435.2221
        ir@whitestonereit.com